EXHIBIT 10.35

FIRST AMENDMENT TO THE
LIBERTY LATIN AMERICA LTD.
DIRECTOR DEFERRED COMPENSATION PLAN
(Effective as of March 1, 2020)
Liberty Latin America Ltd., an exempted Bermuda company limited by shares (the “Company”), having reserved the right under Section 10.1 of the Liberty Latin America Ltd. Non-Employee Director Deferred Compensation Plan, as effective as of March 1, 2020 (the “Plan”), to amend the Plan, does hereby amend the Plan, effective as of December 31, 2020, as follows:
1.The Plan is hereby renamed the “Liberty Latin America Ltd. Director Deferred Compensation Plan”.
2.Section 1 of the Plan is hereby amended to read as follows:
“The Plan is unfunded and is maintained for the purpose of providing nonemployee directors and the Executive Chairman of the Board the opportunity to defer the receipt of certain compensation otherwise payable to such directors in accordance with the terms of the Plan.”
3.Section 2.15 of the Plan is hereby amended to read as follows:
“‘Eligible Director’ means a member of the Board who is a non-executive director or the Executive Chairman of the Board.”
4.Section 2.18 of the Plan is hereby amended to read as follows:
“‘Incentive Plan’ means, with respect to non-employee directors of the Board, the Liberty Latin America 2018 Nonemployee Director Incentive Plan and, with respect to the Executive Chairman of the Board, the Liberty Latin America 2018 Incentive Plan, as each may be amended from time to time, or such other incentive plan adopted by the Company and approved by the shareholders of the Company for the purpose of granting awards to such directors of the Company.”
5.Section 2.23 of the Plan is hereby amended to read as follows:
“‘Plan’ means the Liberty Latin America Ltd. Director Deferred Compensation Plan, as set forth herein, and as may be amended from time to time.”
6.As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, Liberty Latin America Ltd. has approved and ratified and caused this First Amendment to the Liberty Latin America Ltd. Director Deferred Compensation Plan to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 9 day of December, 2020, to be effective as provided above.
LIBERTY LATIN AMERICA LTD.
By:/s/ John Winter
Name: John Winter
Title: SVP, Chief Legal Officer

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